Exhibit 10(a)

United Rentals Receivables LLC II

Five Greenwich Office Park

Greenwich, CT 06831

August 31, 2010

Credit Agricole Corporate And Investment Bank	The Bank of Nova Scotia
New York Branch	1 Liberty Plaza, 26th Floor
1301 Avenue of the Americas	New York, New York 10006
New York, New York 10019

To Whom It May Concern:

Reference is made to that certain Amended and Restated Receivables Purchase Agreement, dated as of December 22, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”), among us, as Seller, United Rentals, Inc., as Collection Agent, the commercial paper conduits from time to time party thereto as Purchasers, the financial institutions from time to time party thereto as Purchaser Agents, and Calyon New York Branch, as Administrative Agent and Lead Arranger. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the RPA.

Pursuant to Section 1.13 of the RPA, we hereby request that you agree to amend clause (a) of the definition of Commitment Termination Date to “October 18, 2011 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1 .13)”. If the foregoing is acceptable to you, please so indicate by returning to us an executed counterpart to the signature page provided below.

Sincerely,

United Rentals Receivables LLC II

By:	/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Vice-President and Treasurer

ACKNOWLEDGED AND AGREED:

CREDIT AGRECOLE CORPORATE AND INVESTMENT BANK NEW YORK BRANCH,

as a Purchaser Agent

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ SAM PILCER
Name:	SAM PILCER
Title:	MANAGING DIRECTOR

THE BANK OF NOVA SCOTIA, as a Purchaser Agent

By:	/s/ NORMAN LAST
Name:	NORMAN LAST
Title:	MANAGING DIRECTOR

[Signature Page to Extension Notice]